EXHIBIT 12

                           MIDAMERICAN ENERGY COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                TWELVE MONTHS ENDED              TWELVE MONTHS ENDED
                                                                 DECEMBER 31, 2001                DECEMBER 31, 2000
                                                          ------------------------------   ------------------------------
                                                                      Supplemental (a)                Supplemental (a)
                                                                     -------------------           ----------------------
                                                                                   As                              As
                                                                    Adjustment  Adjusted            Adjustment  Adjusted
                                                                    ----------  --------            ----------  --------
Income from continuing operations .....................   $152,778   $     --   $152,778   $165,456   $     --   $165,456
                                                          --------   --------   --------   --------   --------   --------

Add (Deduct):
Total income taxes ....................................    112,452         --    112,452    110,461         --    110,461
Interest on long-term debt ............................     60,880      1,453     62,333     61,120      1,599     62,719
Other interest charges ................................      8,401         --      8,401      9,056         --      9,056
Preferred stock dividends of subsidiary trust .........      7,980         --      7,980      7,980         --      7,980
Interest on leases ....................................        137         --        137        154         --        154
                                                          --------   --------   --------   --------   --------   --------
                                                           189,850      1,453    191,303    188,771      1,599    190,370
                                                          --------   --------   --------   --------   --------   --------

    Earnings available for fixed charges ..............    342,628      1,453    344,081    354,227      1,599    355,826
                                                          --------   --------   --------   --------   --------   --------

Fixed Charges:
Interest on long-term debt ............................     60,880      1,453     62,333     61,120      1,599     62,719
Other interest charges ................................      8,401         --      8,401      9,056         --      9,056
Preferred stock dividends of subsidiary trust .........      7,980         --      7,980      7,980         --      7,980
Interest on leases ....................................        137         --        137        154         --        154
                                                          --------   --------   --------   --------   --------   --------
    Total fixed charges ...............................     77,398      1,453     78,851     78,310      1,599     79,909
                                                          --------   --------   --------   --------   --------   --------

Ratio of earnings to fixed charges ....................       4.43         --       4.36       4.52         --       4.45
                                                          ========   ========   ========   ========   ========   ========

Preferred stock dividends .............................   $  4,544   $     --   $  4,544   $  4,955   $     --   $  4,955
Ratio of net income before income taxes to net income .     1.7360         --     1.7360     1.6676         --     1.6676
                                                          --------   --------   --------   --------   --------   --------
Preferred stock dividend requirements
     before income tax ................................      7,888         --      7,888      8,263         --      8,263
                                                          --------   --------   --------   --------   --------   --------
Fixed charges plus preferred
     stock dividend requirements ......................     85,286      1,453     86,739     86,573      1,599     88,172
                                                          --------   --------   --------   --------   --------   --------

Ratio of earnings to fixed charges plus preferred stock
dividend requirements (pre-income tax basis) ..........       4.02         --       3.97       4.09         --       4.04
                                                          ========   ========   ========   ========   ========   ========

Note: (a) Amounts in the supplemental columns are to reflect MidAmerican Energy's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                      EXHIBIT 12

                           MIDAMERICAN ENERGY COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                               TWELVE MONTHS ENDED              TWELVE MONTHS ENDED
                                                                DECEMBER 31, 1999                DECEMBER 31, 1998
                                                          ------------------------------   ------------------------------
                                                                      Supplemental (a)                 Supplemental (a)
                                                                    --------------------              -------------------
                                                                                   As                               As
                                                                    Adjustment  Adjusted             Adjustment  Adjusted
                                                                    ----------  --------             ----------  --------
Income from continuing operations .....................   $127,331   $     --   $127,331   $115,593   $     --   $115,593
                                                          --------   --------   --------   --------   --------   --------

Add (Deduct):
Total income taxes ....................................     88,453         --     88,453     76,042         --     76,042
Interest on long-term debt ............................     65,649      2,509     68,158     70,193      2,931     73,124
Other interest charges ................................     11,249         --     11,249     14,128         --     14,128
Preferred stock dividends of subsidiary trust .........      7,980         --      7,980      7,980         --      7,980
Interest on leases ....................................        176         --        176        212         --        212
                                                          --------   --------   --------   --------   --------   --------
                                                           173,507      2,509    176,016    168,555      2,931    171,486
                                                          --------   --------   --------   --------   --------   --------

    Earnings available for fixed charges ..............    300,838      2,509    303,347    284,148      2,931    287,079
                                                          --------   --------   --------   --------   --------   --------

Fixed Charges:
Interest on long-term debt ............................     65,649      2,509     68,158     70,193      2,931     73,124
Other interest charges ................................     11,249         --     11,249     14,128         --     14,128
Preferred stock dividends of subsidiary trust .........      7,980         --      7,980      7,980         --      7,980
Interest on leases ....................................        176         --        176        212         --        212
                                                          --------   --------   --------   --------   --------   --------
    Total fixed charges ...............................     85,054      2,509     87,563     92,513      2,931     95,444
                                                          --------   --------   --------   --------   --------   --------

Ratio of earnings to fixed charges ....................       3.54         --       3.46       3.07         --       3.01
                                                          ========   ========   ========   ========   ========   ========

Preferred stock dividends .............................   $  4,955   $     --   $  4,955   $  4,952   $     --   $  4,952
Ratio of net income before income taxes to net income .     1.6947         --     1.6947     1.6578         --     1.6578
                                                          --------   --------   --------   --------   --------   --------
Preferred stock dividend requirements
   before income tax ..................................      8,397         --      8,397      8,209         --      8,209
                                                          --------   --------   --------   --------   --------   --------
Fixed charges plus preferred
   stock dividend requirements ........................     93,451      2,509     95,960    100,722      2,931    103,653
                                                          --------   --------   --------   --------   --------   --------

Ratio of earnings to fixed charges plus preferred stock
dividend requirements (pre-income tax basis) ..........       3.22         --       3.16       2.82         --       2.77
                                                          ========   ========   ========   ========   ========   ========

Note: (a) Amounts in the supplemental columns are to reflect MidAmerican Energy's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                      EXHIBIT 12

                           MIDAMERICAN ENERGY COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                 TWELVE MONTHS ENDED
                                                                  DECEMBER 31, 1997
                                                         --------------------------------
                                                                       Supplemental (a)
                                                                    ---------------------
                                                                                    As
                                                                    Adjustment   Adjusted
                                                                    ----------  ---------
Income from continuing operations .....................   $125,941   $     --   $125,941
                                                          --------   --------   --------
Add (Deduct):
Total income taxes ....................................     76,317         --     76,317
Interest on long-term debt ............................     78,120      3,760     81,880
Other interest charges ................................     10,027         --     10,027
Preferred stock dividends of subsidiary trust .........      7,980         --      7,980
Interest on leases ....................................        268         --        268
                                                          --------   --------   --------
                                                           172,712      3,760    176,472
                                                          --------   --------   --------

    Earnings available for fixed charges ..............    298,653      3,760    302,413
                                                          --------   --------   --------

Fixed Charges:
Interest on long-term debt ............................     78,120      3,760     81,880
Other interest charges ................................     10,027         --     10,027
Preferred stock dividends of subsidiary trust .........      7,980         --      7,980
Interest on leases ....................................        268         --        268
                                                          --------   --------   --------
    Total fixed charges ...............................     96,395      3,760    100,155
                                                          --------   --------   --------

Ratio of earnings to fixed charges ....................       3.10         --       3.02
                                                          ========   ========   ========

Preferred stock dividends .............................   $  6,488   $     --   $  6,488
Ratio of net income before income taxes to net income .     1.6060         --     1.6060
                                                          --------   --------   --------
Preferred stock dividend requirements
   before income tax ..................................     10,420         --     10,420
                                                          --------   --------   --------
Fixed charges plus preferred
   stock dividend requirements ........................    106,815      3,760    110,575
                                                          --------   --------   --------

Ratio of earnings to fixed charges plus preferred stock
dividend requirements (pre-income tax basis) ..........       2.80         --       2.73
                                                          ========   ========   ========

Note: (a) Amounts in the supplemental columns are to reflect MidAmerican Energy's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.